Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the use in this Registration Statement on Form S-4 of Warner Chilcott Limited of our report dated September 29, 2014 relating to the financial statements and financial statement schedule of Warner Chilcott Limited, which appears in such Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
Florham Park, New Jersey
October 14, 2014